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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)       January 10, 2002
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                               U.S. REALTEL, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                       0-30401                 36-4360426
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
    of incorporation)                                       Identification No.)


One Financial Plaza, Suite 1101, Fort Lauderdale, Florida              33394
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        (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code        (954) 462-0449
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                                      N/A
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         (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On January 10, 2002, U.S. RealTel, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Cypress Communications, Inc. ("Cypress"). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Cypress Merger Sub, Inc. ("Merger Sub"), a wholly owned subsidiary of the Company, will commence a cash tender offer (the "Offer") for all of the issued and outstanding shares of common stock, $.001 par value per share (the "Shares"), of Cypress at a purchase price of $3.50 per share. As soon as practicable after the consummation of the Offer, Merger Sub will merge with and into Cypress (the "Merger") and Cypress will become a wholly owned subsidiary of the Company. In the Merger, the remaining common shareholders of Cypress following the Offer will be entitled to receive the per share consideration paid in the Offer.

         In connection with the Merger Agreement, and in order to induce the Company and the Merger Sub to enter into the Merger Agreement, certain shareholders of Cypress entered into a Shareholders' Agreement dated January 10, 2002 (the "Shareholders' Agreement") with the Company and Merger Sub concurrently with the execution and delivery of the Merger Agreement. The Shares covered by the Shareholders' Agreement comprise of approximately 11% of the issued and outstanding shares of Cypress (the "Subject Shares"). Pursuant to the Shareholders' Agreement, such shareholders have agreed, among other things, to (1) grant Merger Sub an option to purchase the Subject Shares; (2) tender the Subject Shares into the Offer; (3) vote the Subject Shares in favor of the Merger; and (4) grant a proxy to the Company, Merger Sub and two of their affiliates with respect to the voting of the Subject Shares, all upon the terms and subject to the conditions set forth in the Shareholders' Agreement.

         The obligation of Merger Sub to accept for payment and pay for Shares tendered pursuant to the Offer is subject to a number of conditions described in the Merger Agreement, including that at least 90% of the outstanding Shares be validly tendered in the Offer. However, consummation of the Offer is not conditioned on receipt of financing by Merger Sub.

         On January 10, 2002, the Company and Cypress issued a joint press release announcing the Merger Agreement.

         On January 17, 2002, the Company, Merger Sub and Cypress executed Amendment No. 1 to the Merger Agreement to allow the offer to commence no later than January 22, 2002.

         The Merger Agreement, Amendment No. 1 to the Merger Agreement, the Shareholders' Agreement and the press release are included as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and are incorporated herein by reference in their entirety. The foregoing descriptions of the Merger Agreement, the Shareholders' Agreement and the press release do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.


                                      -2-
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits:

                  99.1 Agreement and Plan of Merger, dated January 10, 2002, by and among Cypress Communications, Inc., U.S. RealTel, Inc. and Cypress Merger Sub, Inc. (the "Merger Agreement")(incorporated by reference to Exhibit d(i) of the Company's Schedule TO filed on January 22, 2002)

                  99.2 Amendment No. 1 to the Merger Agreement, dated January 17, 2002. (incorporated by reference to Exhibit d(ii) f the Company's Schedule TO filed on January 22, 2002)

                  99.3 Shareholders' Agreement, dated January 10, 2002, by and among U.S. RealTel, Inc., Cypress Merger Sub, Inc. and certain shareholders of Cypress Communications, Inc. named therein. (incorporated by reference to Exhibit d(iii) of the Company's Schedule TO filed on January 22, 2002)

                  99.3 Press Release issued January 10, 2002 by U.S. RealTel, Inc. and Cypress Communications, Inc. (incorporated by reference to Exhibit a(5)(i) of the Company's Schedule TO filed on January 22, 2002)


                                      -3-
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                    U.S. REALTEL, INC.


                                    By: /s/ Perry H. Ruda
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                                       Name:  Perry H. Ruda
                                       Title: Chairman and
                                              Chief Executive Officer


Dated: January 22, 2002